UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2015
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On December 3, 2015, SUPERVALU INC. (the “Company”) issued a notice for the redemption of the balance of the Company’s outstanding 8.000% Senior Notes due 2016 (the “Notes”) in the aggregate principal amount of $277,982,000, issued pursuant to the Indenture dated as of July 1, 1987 between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee, as supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999 (as so supplemented, the “Indenture”). Pursuant to the terms of the Indenture and the Notes, the Notes will be redeemed on January 6, 2016 (the “Redemption Date”), together with a make-whole premium and the accrued interest to, but not including, the Redemption Date. The Company intends to use borrowings under its amended and restated five-year $1 billion asset-based revolving credit facility and cash from operations to fund the redemption of the Notes.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 3, 2015

SUPERVALU INC.

By: /s/ Bruce H. Besanko

Bruce H. Besanko
Executive Vice President, Chief Operating Officer
(Authorized Officer of Registrant)